Exhibit 10b

4.04

  SUPPLEMENT NO. 1
TO
TRUST INDENTURE

THIS SUPPLEMENT NO. 1, dated as of June 15, 2005 (“Supplement No. 1"), to that certain Trust Indenture dated as of May 28, 2003 (the "Indenture") is by and between MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (successor-in-interest to ALLFIRST TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association), as indenture trustee (the "Indenture Trustee"), and ROWAN COMPANIES, INC. (the "Shipowner", and together with the Indenture Trustee, the "Parties").

WHEREAS, on May 28, 2003, the Shipowner executed the Indenture, and issued thereunder a Floating Rate Note designated, "United States Government Guaranteed Ship Financing Obligations, SCOOTER YEARGAIN Series" (the "Initial Transaction") with a maximum principal amount of $91,198,000;

WHEREAS, Section 4(b) of the Special Provisions of the Indenture provides that the Shipowner may redeem or repay the Floating Rate Note, in whole or in part, on a Redemption Date designated by the Shipowner, from the proceeds of the issuance of a fixed rate note;

WHEREAS, the outstanding principal amount of the Floating Rate Note is currently $85,118,000; and

WHEREAS, the Parties wish to amend certain documents relating to the Initial Transaction in order to provide for the complete redemption of the Floating Rate Note by the issuance of a fixed rate note in the aggregate principal amount of $85,118,000.

NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE FIRST

Section 1.01 Schedule A. Schedule A to the Indenture is hereby amended by adding or substituting the following definitions:

“Authorized Newspapers” means The Wall Street Journal, or if it ceases to exist, then in such other newspaper(s) as the Secretary may designate.

"Effective Date" means June 15, 2005.

"Fixed Rate Note" shall mean an Obligation substantially in the form of Exhibit 3B to the Indenture, appropriately completed.

“Letter of Representations” means the Blanket Issuer Letter of Representations between the Shipowner and DTC, any Riders thereto, and DTC’s Operational Arrangements, and other documentation necessary or desirable to effectuate the issuance of the Fixed Rate Notes as Global Obligations.

“Reinvestment Rate” means the yield determined by the Indenture Trustee, based on information received from the Holder or calculation agent, to be the yield of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity plus . 10%; provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded United States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity. The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available sources of similar market data) at approximately 11:00 a.m. (New York City time) on the Make-Whole Premium Determination Date.

All other capitalized terms used herein have the meanings set forth in Schedule A to the Indenture, as amended.

ARTICLE SECOND

The Indenture shall be amended as follows:

Section 2.01  The Obligations. Article 2(a) of the Special Provisions of the Indenture is hereby amended and restated in its entirety as follows:

(a) The Obligations issued hereunder shall be designated "United States Government Guaranteed Ship Financing Obligations, SCOOTER YEARGAIN Series," and shall be substantially in the form of Exhibit 3B to this Indenture; and, the aggregate principal amount of Obligations which may be issued under this Indenture shall not exceed $85,118,000.

Section 2.02     Article 4(a) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(a)     Scheduled Mandatory Redemption. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable Redemption Date, through the operation of scheduled repayment providing for the semi-annual redemption on May 10 and November 10 of each year, from November 10, 2004 through May 10, 2005, and commencing November 1, 2005, on May 1 and November 1 of each year thereafter, of $3,040,000 of principal amount of Obligations, which amount represents approximately one thirtieth (1/30) of the Original Principal Amount of Obligations, plus interest accrued thereon to the Redemption Date. Unless redeemed earlier in accordance with this Indenture, there shall be a final redemption of the remaining outstanding principal of the Floating Rate Note on the Effective Date and a final redemption of the remaining outstanding principal of the Fixed Rate Notes on May 1, 2019.

        Notwithstanding the foregoing provisions of this subsection (a), if the principal amount of Outstanding Obligations shall be reduced by reason of any redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 to this Indenture, the principal amount of Obligations to be redeemed pursuant to this subsection (a) on each subsequent Redemption Date for such Obligations shall be reduced by an amount equal to the principal amount of such Obligations retired by reason of such redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 hereto divided by the number of Redemption Dates (including the Stated Maturity of such Obligations) scheduled thereafter to May 1, 2019 in the case of Fixed Rate Note(s) (subject to such increase as shall be necessary so that the total principal amount of Obligations to be redeemed on any such Redemption Date shall be an integral multiple of $1,000); provided that, the entire unpaid principal amount of the Outstanding Obligations shall be paid not later than the Effective Date in the case of the Floating Rate Note and May 1, 2019 in the case of each Fixed Rate Note. The Shipowner shall, in accordance with Section 3.02(e) of Exhibit 1 hereto, promptly after each redemption pursuant to said Sections 3.04 or 3.06, furnish to the Secretary, the Indenture Trustee and each Holder a revised table of scheduled repayments reflecting the reductions made pursuant to this subsection (a) as a result of such redemption

Section 2.03 The first paragraph Article 4(e)(1) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(e)     Fixed Rate Note Interest Rate Protection. (1) The Shipowner shall redeem the Floating Rate Note in full by causing to be issued one or more fixed rate obligations with a maturity equal to May 1, 2019 and using the proceeds thereof to repay the Floating Rate Note in full, whenever the Treasury constant maturities rate (10-year) as reported by the Federal Reserve Board in statistical release H.15 (519) (the “Treasury Rate”) equals or exceeds nine percent (9.0%) per annum (the “Trigger Event”).

Section 2.04  The phrase “in the form of Exhibit 3 hereto” in Article 5(f) of the Special Provisions of the Indenture is revised to read “in the form of Exhibit 3B to this Indenture.”

Section 2.05. Article 5(l) of the Special Provisions of the Indenture is hereby amended and restated in its entirety to read as follows:

(l)     Concerning Section 3.05. Section 3.05 is revised to read as follows:

SECTION 3.05. Redemption after Total Loss, or Requisition of Title, Seizure or Forfeiture of a Vessel. The Shipowner and the Secretary

may Request a Redemption Date, at least forty (40) days but not more than sixty (60) days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of a Vessel, or (2) requisition of title to, or seizure or forfeiture of a Vessel. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem, out of funds it receives from the Shipowner, such principal amount of Obligations together with the interest accrued thereon.

Section 2.06  Article 5(w) of the Special Provisions of the Indenture is hereby deleted in its entirety.

Section 2.07   Article 5(cc)(i), (ii), (iii)(2), (iii)(5) and (v) of the Special Provisions of the Indenture are hereby amended and restated in their entirety to read as follows:

(cc)     Concerning Registered and Beneficial Ownership of the Obligations; Legends.

(i)The Fixed Rate Notes may be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (each, a "Global Obligation"). Except as provided in paragraph (iii) below, owners of beneficial interests in Global Obligations ("Obligation Owners") shall not be entitled to receive separate certificated Notes ("Definitive Obligation") and shall not be considered the holders thereof. Each such Global Obligation shall be deposited with DTC or the Indenture Trustee, as custodian for DTC, registered in the name of Cede or such other nominee as may be requested by DTC, and duly executed by the Shipowner and authenticated by the Indenture Trustee as provided in the Indenture. Each Global Obligation shall bear such legend as DTC may require.

(ii) Members of, or participants in, DTC shall have no rights under the Indenture with respect to any Global Obligation held on their behalf by DTC or by the Indenture Trustee, as the custodian of DTC, or under such Global Obligation, and Cede or such other nominee as DTC may request may be treated by the Shipowner, the Indenture Trustee and any agent of the Shipowner or the Indenture Trustee as the absolute owner of such Global Obligation for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Shipowner, the Indenture Trustee or any agent of the Shipowner or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC, Cede or such other nominee as DTC may request, or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Obligation.

* * *

(iii) (2) A Global Obligation shall be exchangeable for Definitive Obligations registered in the names of persons owning the beneficial interests in such Global Obligation only if DTC notifies the Shipowner, with a copy to the Indenture Trustee, that it is unwilling or unable to continue as depositary for such Global Obligation or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and a successor depositary is not appointed by the Shipowner within 90 days thereafter. In such event, the Indenture Trustee shall within 30 days from receipt of such notice instruct DTC to notify its direct and indirect participants of the need to re-register the Obligations in the names of the beneficial owners. Upon surrender by DTC of the Global Obligations issued in its name, the name of Cede or another nominee, the Shipowner shall issue at its sole cost and expense, and the Indenture Trustee shall authentic Definitive Obligations in the names provided to the Indenture Trustee by DTC.

* * *

(5) In the event of the occurrence of the event specified in paragraph (iii)(2), the Shipowner shall promptly make available to the Indenture Trustee a reasonable supply of Definitive Obligations.

* * *

(v) The Indenture Trustee shall have no responsibility or obligation to any owner of a beneficial interest in a Global Obligation, a member of, or a participant in, DTC or any other Obligation Owner with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Obligations or with respect to the delivery to any participant, member, beneficial owner or other Obligation Owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Obligations (or other security or property) under or with respect to such Obligations. All notices and communications to be given to the Holders and all payments to be made to Holders in respect to the Obligations shall be given or made only to or upon the order of the registered Holders (which shall be DTC, Cede or such other nominee as may be requested by DTC, in the case of a Global Obligation). The rights of owners of beneficial interests in any Global Obligation shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Section 2.08  Endorsement of Floating Rate Note. Upon surrender of the Floating Rate Note issued on May 28, 2003 to the Indenture Trustee by the Holder thereof following the payment in full of all amounts due thereunder, such Floating Rate Note shall be endorsed to show the redemption of the outstanding amount and thereupon shall be cancelled.

Section 2.09  Form of Fixed Rate Note. The form of Fixed Rate Note attached as Exhibit 3 to the Indenture is renumbered as Exhibit 3A and the form of Fixed Rate Note attached as an Exhibit to this Supplement is designated as Exhibit 3B to the Indenture.

Section 2.10  Issuance of Fixed Rate Note. On and after the Effective Date, the Shipowner shall issue and deliver to the Holders thereof Fixed Rate Note(s) in accordance with the Indenture substantially in the form of Exhibit 3B to the Indenture.

Except as so amended, the provisions of the Indenture are hereby confirmed, and shall remain in full force and effect.

This Supplement No. 1 to the Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary, and an original held by any other party to this transaction, the provisions of the original document held by the Secretary shall prevail.

IN WITNESS WHEREOF, this Supplement No. 1 to the Indenture has been duly executed by the Parties as of the day and year first above written.

(SEAL)                                       ROWAN COMPANIES, INC.

ATTEST:
                            By:______________________
                            Vice President - Finance and
                            Treasurer

________________________
Secretary

                            MANUFACTURERS AND TRADERS TRUST
                            COMPANY
(SEAL)                                       Indenture Trustee

ATTEST:
                            By:_______________________
                            Vice President

________________________
Vice President

CONSENT:

Pursuant to Section 10.05 of the General Provisions Incorporated into the Trust Indenture by Reference attached as Exhibit 1 to the Trust Indenture, the Secretary hereby consents to this Supplement No. 1 to the Trust Indenture.

ATTEST:                                         UNITED STATES OF AMERICA,
                            SECRETARY OF TRANSPORTATION

__________________                                            BY: MARITIME ADMINISTRATION

                            By:__________________________
                            Secretary